Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pavana Power Corporation
Sarasota, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 6, 2011, relating to the financial statements of Pavana Power Corporation which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

October 18, 2011	By:	/s/ Schwartz, Levitsky, Feldman, LLP
Schwartz, Levitsky, Feldman, LLP
Toronto, Ontario